UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

ALLOVIR, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT, DATED NOVEMBER 26, 2024,

SUBJECT TO COMPLETION

     , 2024

Dear Stockholder:

We are pleased to invite you to attend a Special Meeting of Stockholders of AlloVir, Inc. (the “Special Meeting”). The Special Meeting will be held on      , 2025, at    A.M., Eastern Time via live webcast. You will be able to attend the Special Meeting, vote, and submit your questions during the meeting via live webcast through the link www.virtualshareholdermeeting.com/ALVR2025SM and entering your control number, which can be found on your proxy card.

We have adopted a virtual meeting format to expand access to the meeting, improve communications and impose lower costs on our stockholders, the company and the environment. We believe virtual meetings enable increased stockholder participation from locations around the world.

Enclosed are the following:

•	Our Notice of Special Meeting of Stockholders (the “Notice”), and proxy statement; and

•	A proxy card with a return envelope to record your vote.

The Notice lists the matters to be considered at the Special Meeting, and the proxy statement describes the matters listed in the Notice.

We intend to mail these proxy materials on or about     , 2024 to all stockholders of record entitled to vote at the Special Meeting.

Your vote at the Special Meeting is important. Whether or not you plan to attend the Special Meeting, we ask that you submit your proxy to vote as soon as possible so that your shares are represented at the Special Meeting. We appreciate your participation and your interest in AlloVir, Inc.

Sincerely,

Diana Brainard

Chief Executive Officer and Director

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To our Stockholders:

A Special Meeting of Stockholders of AlloVir, Inc. (the “Special Meeting”) will be held on    , 2025, at   A.M. Eastern Time via live webcast, for the following purposes:

1.

To approve an amendment to our Third Amended and Restated Certificate of Incorporation, as amended (the “Charter”), in the form attached to the accompanying proxy statement as Annex A, to, at the discretion of our Board of Directors (the “Board”), effect a reverse stock split with respect to our issued and outstanding shares of common stock, par value $0.0001 per share (“Common Stock”), including any Common Stock held by us as treasury shares, at any time prior to January 10, 2026, at a ratio of not less than 1-for-15 and not greater than 1-for-25 (the “Range”), with the ratio within the Range to be determined at the discretion of the Board without further approval or authorization of our stockholders (the “Reverse Stock Split” and such proposal is referred to as the “Reverse Stock Split Proposal”) and included in a public announcement.

2.	To consider and vote upon an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Split Proposal.

These items of business are more fully described in the proxy statement accompanying this notice. The record date for the Special Meeting is December 5, 2024. Only stockholders holding shares of our Common Stock as of the close of business on the record date are entitled to notice of, and to vote at, the Special Meeting or any adjournments thereof. If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, MacKenzie Partners, Inc., at (212) 929-5500 or (800) 322-2885, or by email at proxy@mackenziepartners.com.

We will begin mailing printed copies of our proxy materials to stockholders of record as of the record date on or about    , 2024.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING VIA THE LIVE WEBCAST AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS VERY IMPORTANT. PLEASE COMPLETE, SIGN AND SUBMIT YOUR PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE SPECIAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS.

BY ORDER OF THE BOARD OF DIRECTORS

Diana Brainard Chief Executive Officer and Director

Dated:     , 2024

Important Notice Regarding the Internet Availability of Proxy Materials for the Company’s Special Meeting of Stockholders to Be Held on    , 2025: The Notice of Special Meeting of Stockholders and proxy statement are each available at www.proxyvote.com.

This proxy statement is also available on the Securities and Exchange Commission’s website at www.sec.gov.

TABLE OF CONTENTS

Page
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING OF STOCKHOLDERS	1
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	6
PROPOSAL 1 APPROVAL OF AN AMENDMENT TO OUR THIRD AMENDED AND RESTATED CERTIFICATE TO EFFECT THE REVERSE STOCK SPLIT	10
PROPOSAL 2 TO APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE THE REVERSE STOCK SPLIT PROPOSAL	20
STOCKHOLDER PROPOSALS AND NOMINATIONS	21
OTHER MATTERS	22
AVAILABILITY OF CERTAIN DOCUMENTS	23
ANNEX A: CERTIFICATE OF AMENDMENT TO THE THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF ALLOVIR, INC.	A-1

PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON     , 2025

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING OF STOCKHOLDERS

PROXY STATEMENT — SPECIAL MEETING OF STOCKHOLDERS

This proxy statement contains information about the Special Meeting of Stockholders (the “Special Meeting”) of AlloVir, Inc., a Delaware corporation, including any postponements or adjournments of the Special Meeting. The Special Meeting will be held on     , 2025, at    A.M., Eastern Time via live webcast. The proxy materials can be accessed by following the instructions in the Notice (www.proxyvote.com) as well as online at our Investor Relations website at https://ir.allovir.com.

In this proxy statement, we sometimes refer to AlloVir, Inc. and its subsidiaries as “AlloVir,” the “Company,” “we,” “us,” or “our.” In addition, unless the context otherwise requires, references to “stockholders” are to the holders of our common stock, par value $0.0001 per share (“Common Stock”).

This proxy statement contains important information for you to consider when deciding how to vote on the matters for which we are soliciting proxies. Please read it carefully.

What Proposals Will Be Presented at the Special Meeting and What Are the Voting Recommendations of the Board of Directors?

The proposals that will be presented at the Special Meeting and the voting recommendations of our Board of Directors (the “Board”) are set forth in the table below:

Proposal		Board’s Voting Recommendation
(1)	Approve an amendment to our Third Amended and Restated Certificate of Incorporation, as amended (the “Charter”), in the form attached to the proxy statement as Annex A, to, at the discretion of the Board, effect a reverse stock split with respect to our issued and outstanding shares of Common Stock, including any Common Stock held by us as treasury shares, at any time prior to January 10, 2026, at a ratio of not less than 1-for-15 and not greater than 1-for-25 (the “Range”), with the ratio within the Range to be determined at the discretion of the Board without further approval or authorization of our stockholders (such action, the “Reverse Stock Split” and such proposal is referred to herein as the “Reverse Stock Split Proposal”) and included in a public announcement.	FOR approval

(2)	To consider and vote upon an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Split Proposal (such proposal is referred to herein as the “Adjournment Proposal”).	FOR approval

Other than these proposals, no other proposals will be presented for a vote at the Special Meeting.

Who Can Vote?

The record date to determine the stockholders entitled to notice of and to vote at the Special Meeting is the close of business on December 5, 2024. On the record date,   shares of Common Stock were issued and outstanding and entitled to vote.

Holders of record of our Common Stock as of the close of business on the record date will be entitled to notice of and to vote at the Special Meeting and at any adjournments or postponements thereof.

Holders of record of shares of Common Stock have the right to vote on all matters brought before the Special Meeting and at any adjournments or postponements thereof.

You do not need to attend the Special Meeting to vote your shares. Instead, you may submit a proxy to vote your shares by marking, signing, dating and returning the enclosed proxy card or submitting your proxy through the Internet.

Stockholder of Record: Shares Registered in Your Name

If, on the record date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record, and you can vote your shares at the Special Meeting by one of the methods described below in the section entitled “How Do I Vote and When is the Deadline for Voting?”

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, on the record date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and you may vote your shares at the Special Meeting by one of the methods described below in the section entitled “How Do I Vote and When is the Deadline for Voting?”

How Many Votes do I Have?

Each holder of record of our Common Stock is entitled to one vote per share of Common Stock on each matter to be acted upon at the Special Meeting.

How Will I Receive Proxy Materials?

On or about     , 2024, we will mail proxy materials to holders of record of our Common Stock as of the close of business on the record date.

How Do I Vote and When is the Deadline for Voting?

Whether you plan to attend the Special Meeting or not, we urge you to submit your proxy to vote. Submitting a proxy to vote your shares will not affect your right to attend the Special Meeting.

Stockholder of Record

If your shares are registered directly in your name, you may vote or submit your proxy to vote:

•

By mail. Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by the Board. Your proxy card must be received on or before 11:59 P.M. Eastern Time on      , 2025, the day before the Special Meeting, to be counted.

•

In attendance at the Special Meeting. You may vote during the virtual meeting through www.virtualshareholdermeeting.com/ALVR2025SM. To be admitted to the Special Meeting and vote your shares, you must provide the control number as described in the proxy card mailed to you.

•

By telephone. You may vote over the telephone by calling toll-free 1-800-690-6903 in the U.S. and following the recorded instructions. Please have your proxy card available when you call. Your vote must be received prior to 11:59 P.M. Eastern Time on      , 2025, the day before the Special Meeting, to be counted.

•

Over the Internet. You may submit your proxy to vote via the Internet by going to www.virtualshareholdermeeting.com/ALVR2025SM and following the on-screen instructions. Please have your proxy card available when you access the webpage. Your proxy to vote must be received prior to 11:59 P.M. Eastern Time on      , 2025, the day before the Special Meeting, to be counted.

Hold Shares in Street Name

If you hold shares in street name, the organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. The stockholder of record will provide you with instructions on how to direct your bank, broker or other financial intermediary on how to vote your shares. Internet and telephone instructions will be offered to stockholders owning shares through most banks and brokers. Additionally, if you would like to vote at the Special Meeting via live webcast, you must contact the broker or other nominee who holds your shares and obtain a signed broker’s proxy card giving you the right to vote the shares, and bring it with you to the Special Meeting. You will not be able to vote at the Special Meeting unless you have a signed proxy card from your broker.

What If I Return a Proxy Card But Do Not Make Specific Choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted on the matters as recommended by our Board.

Will My Shares Be Voted if I Do Not Return My Proxy Card or Vote by the Deadline?

If you are a stockholder of record, your shares will not be voted if you do not vote using one of the methods described in the section above entitled “How Do I Vote and When is the Deadline for Voting?” in advance of the deadline.

If your shares are held in street name, and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under “How Do I Vote and When is the Deadline for Voting?,” the bank, broker or other nominee may exercise discretionary authority to vote on “routine” or discretionary” proposals, but may not vote on “non-routine” or “non-discretionary” proposals. If your bank, broker or nominee votes on a “routine” or “discretionary” proposal, the shares that cannot be voted on “non-routine” or “non-discretionary” matters by the bank, broker or nominee that holds your shares are called broker non-votes. We believe that the Reverse Stock Split Proposal and the Adjournment Proposal are “routine” or “discretionary” proposals and brokers are expected to have discretionary voting authority for these proposals. Broker non-votes will be deemed present at the Special Meeting for purposes of determining whether a quorum exists for the Special Meeting.

We encourage you to provide voting instructions to the bank, broker or other nominee that holds your shares. This ensures your shares will be voted at the Special Meeting in the manner you desire.

May I Revoke My Proxy?

If you give a proxy, you may revoke your proxy at any time before the Special Meeting in any one of the following ways:

•	signing a new proxy card, and submitting it as instructed above in advance of the deadline;

•	notifying our Secretary in writing before the Special Meeting that you have revoked your proxy; or

•

attending the Special Meeting via the live webcast and voting if you are a stockholder of record (attending the Special Meeting via the live webcast will not in and of itself revoke a previously submitted proxy unless you specifically request it).

What If I Receive More Than One Proxy Card?

You may receive more than one proxy card or voting instruction form if you hold your shares in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote and When is the Deadline for Voting?” for each account to ensure that all of your shares are voted.

What Vote is Required to Approve Each Proposal?

Proposal 1, the Reverse Stock Split Proposal: The approval of the Reverse Stock Split Proposal requires the affirmative vote of the majority of the outstanding shares of Common Stock entitled to vote on the proposal.

Proposal 2, the Adjournment Proposal: The approval of the Adjournment Proposal requires the affirmative vote of the majority of the votes properly cast by the holders of Common Stock present in person (via live webcast) or represented by proxy at the Special Meeting and entitled to vote on the proposal.

What is a Quorum and How are Votes Counted?

We need a quorum of stockholders to hold the Special Meeting. The presence, in person (via live webcast) or represented by proxy, of the holders of a majority of Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum to transact business. Your shares will be counted towards the quorum only if a valid proxy or vote is submitted with respect to such shares or you attend the meeting in person (via live webcast). Shares represented by abstentions and broker non-votes will be counted in determining whether there is a quorum for the Special Meeting.

Votes will be counted by Broadridge Financial Solutions, Inc., the inspector of election appointed for the Special Meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes. Abstentions and broker non-votes will not be counted towards the vote total for any proposal. Because abstentions and broker non-votes are not counted as votes cast, they will not affect the outcome of the vote on Proposal 2. Because the voting standard for Proposal 1 is the affirmative vote of the majority of the outstanding shares of Common Stock entitled to vote on the proposal, abstentions and broker non-votes will have the effect of a vote “Against” the proposal.

Will Choosing not to Vote my Shares have the Same Effect as Casting a Vote against the Reverse Stock Split Proposal or any Adjournment Proposal?

If you prefer that the Reverse Stock Split Proposal or any Adjournment Proposal not be approved, you should cast your vote against the proposal. Approval of the Reverse Stock Split Proposal requires the affirmative vote of the majority of the outstanding shares of Common Stock entitled to vote on the proposal, assuming a quorum is present. The approval of the Adjournment Proposal requires the affirmative vote of the majority of the votes properly cast by the holders of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote on the proposal.

How Can I Find Out the Results of the Voting at the Special Meeting?

Preliminary voting results will be announced at the Special Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (the “SEC”) within four business days after the Special Meeting.

Attending the Special Meeting

The Special Meeting will be held on    , 2025 at   A.M., Eastern Time via live webcast. We adopted a virtual format for our Special Meeting to make participation more convenient, safe and accessible for our stockholders regardless of their location.

You are entitled to participate in the Special Meeting if you were a stockholder as of the close of business on our record date of December 5, 2024 or hold a valid proxy for the meeting. To be admitted to the Special Meeting’s live webcast, you must enter your control number.

Who Pays the Cost of Soliciting Proxies?

The Company will pay the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and other vendors for forwarding solicitation material to beneficial owners of our outstanding common stock. The Company may solicit proxies by mail, personal interview, telephone or via the Internet through its officers, directors and other management employees, who will receive no additional compensation for their services. We may also utilize the assistance of third parties in connection with our proxy solicitation efforts, and we would compensate such third parties for their efforts. We have engaged one such third party, MacKenzie Partners, Inc. (“MacKenzie”), to assist in the solicitation of proxies and provide related advice and informational support, for services fees of up to $10,500 and the reimbursement of certain expenses.

Who Can Provide Me with Additional Information and Help Answer My Questions?

If you have any questions, require assistance with voting your proxy card, or need additional copies of proxy material, please contact our proxy solicitor, MacKenzie, as follows:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, NY 10018

proxy@mackenziepartners.com

(212) 929-5500 or (800) 322-2885

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except where specifically noted, the following information and all other information contained in this proxy statement does not give effect to the Reverse Stock Split.

The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of November 22, 2024 by:

•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our capital stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. A person is deemed to be a beneficial holder of our capital stock if that person has or shares voting power, which includes the power to vote or direct the voting of our capital stock, or investment power, which includes the power to dispose of or to direct the disposition of such capital stock. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all capital stock shown as beneficially owned by them.

The table lists applicable percentage ownership based on 115,563,283 shares of common stock outstanding as of November 22, 2024. Unless otherwise noted below, the address of each person listed on the table is c/o AlloVir, Inc., PO Box 44, 1661 Massachusetts Avenue, Lexington, MA 02420.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to restricted stock units and options held by that person that are currently exercisable or exercisable within 60 days after November 22, 2024. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned
5% Stockholders:
ElevateBio LLC(1)	16,674,766		14.43%
Gilead Sciences, Inc.(2)	16,635,286		14.39%
EcoR1 Capital, LLC (3)	10,655,366		9.22%
Entities affiliated with F2(4)	9,828,091		8.50%
Invus Public Equities, L.P.(5)	6,597,167		5.71%
Octagon Capital Advisors LP(6)	11,202,000		9.69%

Named Executive Officers and Directors:
Diana Brainard(7)	1,621,799		1.39%
Edward Miller(8)	815,953	*
Vikas Sinha(9)	18,457,645		15.86%
Derek Adams(10)	54,687	*
Jeffrey S. Bornstein(11)	147,697	*
Malcolm Brenner(12)	301,429	*
David Hallal(13)	21,066,546		18.01%
Morana Jovan-Embiricos(14)	26,640,554		23.04%
Shawn Tomasello(15)	93,437	*
Juan Vera(16)	2,447,428		2.12%
All Executive Officers and Directors as a group (11 persons)(17)	38,484,416		32.07%

*	Represents beneficial ownership of less than one percent of our outstanding Common Stock.
(1)

This information is based on the Schedule 13D/A filed with the Securities and Exchange Commission by ElevateBio LLC on August 5, 2022. The mailing address of ElevateBio LLC is 200 Smith Street, Waltham, MA 02451. David Hallal, Vikas Sinha and Morana Jovan-Embiricos are directors of ElevateBio LLC.

(2)

Based on the Schedule 13G/A filed with the Securities and Exchange Commission by Gilead Sciences, Inc. on February 13, 2024. The mailing address of Gilead Sciences, Inc. is 333 Lakeside Drive, Foster City, CA 94404.

(3)

Based on the Schedule 13G filed with the Securities and Exchange Commission by EcoR1 Capital, LLC on February 1, 2024. The mailing address of EcoR1 Capital, LLC is 357 Tehama Street #3, San Francisco, CA 94103.

(4)

Based on the Schedule 13D filed with the Securities and Exchange Commission by entities affiliated with F2 on August 5, 2022, including (a) 668,072 shares of common stock held by F2 TPO Investment, LLC, (b) 2,059,884 shares of common stock held by F2 MG Limited, (c) 2,038,583 shares of common stock held by F2 MC, LLC, (d) 4,193,874 shares of common stock held by F2 Capital I 2020 LLC and (e) 867,678 shares of common stock held by F2 Bioscience AV 2022 LLC. The mailing address for F2 MG Limited is PO Box 3175, Road Town, Tortola, BVA, with correspondence address at c/o LJ Fiduciary, 8 Rue Saint-Leger, CH 1205, Geneva, Switzerland.

(5)

Based on the Schedule 13G/A filed with the Securities and Exchange Commission by Invus Public Equities, L.P. on August 2, 2024. Invus Public Equities directly held 6,597,167 shares. Invus PE Advisors, as the general partner of Invus Public Equities, controls Invus Public Equities and, accordingly, may be deemed to beneficially own the shares held by Invus Public Equities. Invus Global Management, as the managing member of Invus PE Advisors, controls Invus PE Advisors and, accordingly, may be deemed to beneficially own the shares that Invus PE Advisors may be deemed to beneficially own. Siren, as the managing member of Invus Global Management, controls Invus Global Management and, accordingly, may be deemed to beneficially own the shares that Invus Global Management may be deemed to beneficially own. Mr. Raymond Debbane, as the managing member of Siren, controls Siren and, accordingly, may be deemed to beneficially own the shares that Siren may be deemed to beneficially own. The mailing address of Invus Public Equities, L.P. is 750 Lexington Avenue, 30th Floor, New York, NY 10022.

(6)	Based on the Schedule 13G filed with the Securities and Exchange Commission by Octagon Capital Advisors LP (“Octagon”), Octagon Investments Master Fund LP (“Master Fund”), and Ting Jia on

October 11, 2024. Octagon is the investment advisor to the Master Fund. Mr. Jia, as the managing member of Octagon, controls Octagon. By virtue of these relationships each of Octagon and Mr. Jia may be deemed to beneficially own the shares held by the Master Fund. The Master Fund holds the shares for the benefit of its investors. The Master Fund and Octagon, for the benefit of its investors, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares. The mailing address of each of Octagon Capital Advisors, Master Fund and Mr. Jia is 654 Madison Avenue, 21st Floor, New York, NY 10065.
(7)

Consists of (a) 351,838 shares of common stock held by Diana Brainard, M.D., (b) 22,696 restricted stock units vesting within 60 days of November 22, 2024 and (c) 1,247,265 shares of common stock underlying options that are exercisable within 60 days of November 22, 2024.

(8)

Consists of (a) 140,574 shares of common stock held by Edward Miller, (b) 4,079 restricted stock units vesting within 60 days of November 22, 2024, (c) 382,501 shares of common stock underlying options held by Edward Miller that are exercisable within 60 days of November 22, 2024 and (d) 288,799 shares of common stock held by The Miller Family 2019 Irrevocable Dynasty Trust. Mr. Miller is a trustee of the previously listed trust and may be deemed to beneficially own these securities.

(9)

Consists of (a) 976,750 shares of common stock held by Vikas Sinha, (b) 8,565 restricted stock units vesting within 60 days of November 22, 2024, (c) 797,564 shares of common stock underlying options held by Vikas Sinha that are exercisable within 60 days of November 22, 2024 and (d) 16,674,766 shares of common stock held by ElevateBio LLC. Mr. Sinha is a director and the Chief Financial Officer of ElevateBio LLC. Mr. Sinha, David Hallal and Morana Jovan-Embiricos, Ph.D., members of the board of directors of ElevateBio LLC, may be deemed to have shared voting and investment power over the shares of common stock held of record by ElevateBio LLC. Such persons disclaim beneficial ownership of all shares of common stock held by ElevateBio LLC except to the extent of any indirect pecuniary interests therein.

(10)

Consists of (a) 35,000 restricted stock units vesting within 60 days of November 22, 2024 and (b) 19,687 shares of common stock underlying options that are exercisable within 60 days of November 22, 2024.

(11)	Consists of (a) 75,197 shares of common stock held by Jeffrey Bornstein, and (b) 72,500 shares of common stock underlying options that are exercisable within 60 days of November 22, 2024.
(12)

Consists of (a) 65,197 shares of common stock held by Malcolm Brenner, M.D., Ph.D., (b) 163,732 shares of common stock held by The Malcolm and Cliona Brenner Revocable Trust, of which Dr. Brenner is a trustee and settlor, and (c) 72,500 shares of common stock underlying options held by Malcolm Brenner, M.D., Ph.D. that are exercisable within 60 days of November 22, 2024. Dr. Brenner disclaims beneficial ownership of the securities held by The Malcolm and Cliona Brenner Revocable Trust except to the extent of his pecuniary interest therein.

(13)

Consists of (a) 2,099,474 shares of common stock held by David Hallal, (b) 9,188 restricted stock units vesting within 60 days of November 22, 2024, (c) 1,424,000 shares of common stock underlying options held by David Hallal that are exercisable within 60 days of November 2], 2024, (d) 720,965 shares of common stock held by The Hallal Family Irrevocable Trust 2012, (e) 138,153 shares of common stock held by Terrie A. Hallal Family Irrevocable Trust 2012 and (f) 16,674,766 shares of common stock held by ElevateBio LLC. Mr. Hallal is a trustee of the previously listed trusts and may be deemed to beneficially own these securities. Mr. Hallal is the Chairman and Chief Executive Officer of ElevateBio LLC. Mr. Hallal, Vikas Sinha and Morana Jovan-Embiricos, Ph.D., members of the board of directors of ElevateBio LLC, may be deemed to have shared voting and investment power over the shares of common stock held of record by ElevateBio LLC. Such persons disclaim beneficial ownership of all shares of common stock held by ElevateBio LLC except to the extent of any indirect pecuniary interests therein.

(14)

Consists of (a) 65,197 shares of common stock held by Morana Jovan-Embiricos, Ph.D., (b) 72,500 shares of common stock underlying options held by Morana Jovan-Embiricos, Ph.D. that are exercisable within 60 days of November 22, 2024, (c) 668,072 shares of common stock held by F2 TPO Investment, LLC, (d) 2,059,884 shares of common stock held by F2 MG Ltd., (e) 2,038,583 shares of common stock held by F2 MC, LLC, (f) 4,193,874 shares of common stock held by F2 Capital I 2020 LLC, and (g) 867,678 shares of common stock held by F2 Bioscience AV 2022 LLC and (h) 16,674,766 shares of common stock held by ElevateBio LLC. Dr. Jovan-Embiricos is a director of ElevateBio LLC. Dr. Jovan-Embiricos, David Hallal and Vikas Sinha, members of the board of directors of ElevateBio LLC, may be deemed to have shared voting and investment power over the shares of common stock held of record by ElevateBio LLC. Such persons disclaim beneficial ownership of all shares of common stock held by ElevateBio LLC except to the extent of any indirect pecuniary interests therein. The mailing address for F2-TPO Investment, LLC, F2 MC, LLC and F2 Capital I 2020 LLC is c/o Singer McKeon, Inc., 8 West 28th Street, Suite 1001, New York, NY 10018. The mailing address for F2 MG Ltd. is PO Box 3175, Road Town, Tortola, BVA, with correspondence address at c/o LJ Fiduciary, 8 Rue Saint-Leger, CH 1205, Geneva, Switzerland. Morana Jovan-Embiricos, Ph.D. is a member of AlloVir’s board of directors and is the founding director of Globeways Holdings Limited, which is the appointed manager of each F2 MG Ltd., F2-TPO Investments, LLC, F2 MC, LLC and F2 Capital I 2020 LLC and makes investment decisions on behalf of such entities with respect to shares of common stock held by such entities. Morana Jovan-Embiricos, Ph.D. expressly disclaims beneficial ownership of the securities held by F2 MG Ltd., F2-TPO Investments, LLC, F2 MC, LLC and F2 Capital I 2020 LLC.
(15)

Consists of (a) 35,000 restricted stock units vesting within 60 days of November 22, 2024 and (b) 58,437 shares of common stock underlying options that are exercisable within 60 days of November 22, 2024.

(16)	Consists of (a) 2,374,928 shares of common stock, and (b) 72,500 shares of common stock underlying options that are exercisable within 60 days of November 22, 2024.
(17)

See notes (7) through (16) above; also includes (a) 14,163 shares of common stock, (b) 2,840 restricted stock units vesting within 60 days of November 22, 2024 and (c) 169,770 shares of common stock underlying options that are exercisable within 60 days of November 22, 2024, held by Brett Hagan our Chief Accounting Officer.

PROPOSAL 1

APPROVAL OF AN AMENDMENT TO OUR THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT

Our Third Amended and Restated Certificate of Incorporation, as amended (the “Charter”), currently authorizes us to issue a total of 310,000,000 shares of capital stock, consisting of 300,000,000 shares of Common Stock and 10,000,000 shares of our undesignated preferred stock, $0.0001 par value per share (“Preferred Stock”). On     , 2024, subject to stockholder approval, the Board approved an amendment to the Charter to, at the discretion of the Board, effect the Reverse Stock Split of shares of Common Stock at a ratio of not less than 1-for-15 and no greater than 1-for-25, including any shares held by us as treasury shares, at any time prior to January 10, 2026, with the exact ratio within the Range to be determined by the Board at its discretion without further approval or authorization of our stockholders and included in a public announcement. The primary goal of the Reverse Stock Split is to increase the per share market price of Common Stock to meet the minimum bid price requirement for continued listing on The Nasdaq Capital Market. We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 promulgated under the Exchange Act. The Reverse Stock Split is not intended to modify the rights of existing stockholders in any material respect.

If the Reverse Stock Split Proposal is approved by our stockholders and the Reverse Stock Split is effected, up to every twenty-five (25) shares of outstanding Common Stock would be combined and reclassified into one (1) share of Common Stock, subject to the treatment of fractional share interests as described herein.

The Reverse Stock Split, if effected, will not change the number of authorized shares of Common Stock or Preferred Stock, or the par value of Common Stock or Preferred Stock.

The actual timing for implementation of the Reverse Stock Split would be determined by the Board based upon its evaluation as to when such action would be most advantageous to us and our stockholders, but must be implemented before January 10, 2026. Notwithstanding approval of the Reverse Stock Split Proposal by our stockholders, the Board will have the sole authority to elect whether or not and when to amend our Charter to effect the Reverse Stock Split. If the Reverse Stock Split Proposal is approved by our stockholders, the Board will make a determination as to whether effecting the Reverse Stock Split is in the best interests of us and our stockholders in light of, among other things, our ability to increase the trading price of our Common Stock to meet the minimum stock price standards of The Nasdaq Capital Market without effecting the Reverse Stock Split, the per share price of the Common Stock immediately prior to the Reverse Stock Split and the expected stability of the per share price of the Common Stock following the Reverse Stock Split. If the Board determines that it is in the best interests of us and our stockholders to effect the Reverse Stock Split, it will hold a Board meeting to determine the ratio of the Reverse Stock Split. For additional information concerning the factors the Board will consider in deciding whether to effect the Reverse Stock Split, see “— Determination of the Reverse Stock Split Ratio” and “— Board Discretion to Effect the Reverse Stock Split.”

The text of the proposed amendment to our Charter to effect the Reverse Stock Split is included as Annex A to this proxy statement (the “Reverse Stock Split Charter Amendment”). If the Reverse Stock Split Proposal is approved by our stockholders, we will have the authority to file the Reverse Stock Split Charter Amendment with the Secretary of State of the State of Delaware, which will become effective upon its filing or the effective time set forth in the Reverse Stock Split Charter Amendment. The Board has determined that the amendment is advisable and in the best interests of us and our stockholders and has submitted the amendment for consideration by our stockholders at the Special Meeting.

Reasons for the Reverse Stock Split

We are submitting this proposal to our stockholders for approval in order to increase the trading price of our Common Stock to meet the minimum per share bid price requirement for continued listing on The Nasdaq

Capital Market. We believe increasing the trading price of our Common Stock may also assist in our capital-raising efforts by making our Common Stock more attractive to a broader range of investors. Accordingly, we believe that the Reverse Stock Split is in our stockholders’ best interests.

We believe that the Reverse Stock Split, if necessary, is our best option to meet the criteria to satisfy the minimum per share bid price requirement for continued listing on The Nasdaq Capital Market. On February 9, 2024, we received a letter from the Listing Qualifications Department of the Nasdaq Stock Market, notifying us that, for the last 30 consecutive business days, our Common Stock had not maintained a minimum closing bid price of $1.00 per share pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we were provided an initial period of 180 calendar days, or until August 7, 2024, to regain compliance with the Minimum Bid Price Requirement. We had not regained compliance with the Minimum Bid Price Requirement, and, subsequently, on August 6, 2024, pursuant to Nasdaq Listing Rule 5810(c)(3)(A)(i), applied to transfer our Common Stock to The Nasdaq Capital Market. On August 14, 2024, our Common Stock was transferred to The Nasdaq Capital Market, and we were afforded an additional 180-calendar day period, or until February 3, 2025, to regain compliance with the Minimum Bid Price Requirement. The Nasdaq Capital Market requires, among other criteria, that we maintain a continued price of at least $1.00 per share. On the record date, the last reported sale price of our Common Stock on The Nasdaq Capital Market was $    per share. A decrease in the number of outstanding shares of our Common Stock resulting from the Reverse Stock Split should, absent other factors, assist in ensuring that the per share market price of our Common Stock remains above the requisite price for continued listing. However, we cannot provide any assurance that our minimum bid price would remain over the minimum bid price requirement of The Nasdaq Capital Market following the Reverse Stock Split.

As noted above, we believe that the Reverse Stock Split and the resulting increase in the per share price of our Common Stock could encourage increased investor interest in our Common Stock and promote greater liquidity for our stockholders. A greater price per share of our Common Stock could allow a broader range of institutions to invest in our Common Stock (namely, funds that are prohibited or discouraged from buying stocks with a price below a certain threshold), potentially increasing marketability, trading volume and liquidity of our Common Stock. Many institutional investors view stocks trading at low prices as unduly speculative in nature and, as a result, avoid investing in such stocks. We believe that the Reverse Stock Split will provide flexibility to make our Common Stock a more attractive investment for these institutional investors, which we believe will enhance the liquidity for the holders of our Common Stock and may facilitate future sales of our Common Stock. The Reverse Stock Split could also increase interest in our Common Stock for analysts and brokers who may otherwise have policies that discourage or prohibit them in following or recommending companies with low stock prices. Additionally, because brokers’ commissions on transactions in low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.

Additionally, as previously disclosed, on November 7, 2024, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Kalaris Therapeutics, Inc. (“Kalaris”) and Aurora Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of ours (“Merger Sub”), pursuant to which, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Kalaris (the “Merger”), with Kalaris continuing as a wholly owned subsidiary of ours and the surviving corporation of the Merger. We refer to the surviving corporation of the Merger as the “combined company”. Consummation of the Merger is subject to certain closing conditions, including, among other things, the Reverse Stock Split. We expect to hold a separate special meeting of our stockholders in order to obtain the stockholder approvals necessary to complete the Merger and related matters.

In addition, we intend to file an initial listing application pursuant to the terms of the Merger Agreement for the combined company to list the securities of the combined company on The Nasdaq Capital Market. According to the Nasdaq rules, an issuer must, in a case such as this, apply for initial inclusion following a transaction whereby the issuer combines with a non-Nasdaq entity, resulting in a change of control of the issuer and potentially allowing the non-Nasdaq entity to obtain a Nasdaq listing. Accordingly, the listing standards of Nasdaq will require us to have, among other things, a $4.00 per share minimum bid price for a certain number of trading days preceding the closing of the Merger. Furthermore, it is a condition to the closing of the Merger that the shares of Common Stock to be issued in the Merger pursuant to the Merger Agreement having been approved for listing on Nasdaq.

Risks Associated with the Reverse Stock Split

The Reverse Stock Split May Not Increase the Price of our Common Stock over the Long-Term. As noted above, the principal purpose of the Reverse Stock Split is to increase the trading price of our Common Stock to meet the minimum stock price standards of The Nasdaq Capital Market. However, the effect of the Reverse Stock Split on the market price of our Common Stock cannot be predicted with any certainty, and we cannot assure you that the Reverse Stock Split will accomplish this objective for any meaningful period of time, or at all. While we expect that the reduction in the number of outstanding shares of Common Stock will proportionally increase the market price of our Common Stock, we cannot assure you that the Reverse Stock Split will increase the market price of our Common Stock by a multiple of the Reverse Stock Split ratio, or result in any permanent or sustained increase in the market price of our Common Stock. The market price of our Common Stock may be affected by other factors which may be unrelated to the number of shares outstanding, including our business and financial performance, general market conditions, and prospects for future success.

The Reverse Stock Split May Decrease the Liquidity of our Common Stock. The Board believes that the Reverse Stock Split may result in an increase in the market price of our Common Stock, which could lead to increased interest in our Common Stock and possibly promote greater liquidity for our stockholders. However, the Reverse Stock Split will also reduce the total number of outstanding shares of Common Stock, which may lead to reduced trading and a smaller number of market makers for our Common Stock, particularly if the price per share of our Common Stock does not increase as a result of the Reverse Stock Split.

The Reverse Stock Split May Result in Some Stockholders Owning “Odd Lots” That May Be More Difficult to Sell or Require Greater Transaction Costs per Share to Sell. If the Reverse Stock Split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of Common Stock. A purchase or sale of less than 100 shares of Common Stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own fewer than 100 shares of Common Stock following the Reverse Stock Split may be required to pay higher transaction costs if they sell their Common Stock.

The Reverse Stock Split May Lead to a Decrease in our Overall Market Capitalization. The Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our Common Stock does not increase in proportion to the Reverse Stock Split ratio, then the value of our Company, as measured by our market capitalization, will be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of Common Stock outstanding following the Reverse Stock Split.

Effects of the Reverse Stock Split

Effects of the Reverse Stock Split on Issued and Outstanding Shares. If the Reverse Stock Split is effected, it will reduce the total number of issued and outstanding shares of Common Stock, including any shares held by us as treasury shares, by a Reverse Stock Split ratio of not less than 1-for-15 and not greater than 1-for-25. Accordingly, each of our stockholders will own fewer shares of Common Stock as a result of the Reverse Stock Split. However, the Reverse Stock Split will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in us, except to the extent that the Reverse Stock Split would result in an adjustment to a stockholder’s ownership of Common Stock due to the treatment of fractional shares in the

Reverse Stock Split, as described in more detail herein. Therefore, voting rights and other rights and preferences of the holders of Common Stock will not be affected by the Reverse Stock Split (other than as a result of the treatment of fractional shares). Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and nonassessable, and the par value per share of common stock will remain $0.0001.

As of the record date, approximately    shares of our Common Stock were outstanding and no shares of our Preferred Stock were outstanding. For purposes of illustration, if the Reverse Stock Split is effected at a ratio of 1- for-25, the number of issued and outstanding shares of Common Stock after the Reverse Stock Split would be approximately    shares.

Effects of the Reverse Stock Split on Outstanding Equity Awards and Plans. If the Reverse Stock Split is effected, the terms of equity awards granted under our 2020 Stock Option and Grant Plan (“2020 Plan”) and 2020 Employee Stock Purchase Plan (“2020 ESPP”, and together with the 2020 Plan, the “Equity Plans”), including the per share exercise price of options and the number of shares issuable under such options, will be proportionally adjusted to maintain their economic value, subject to adjustments for any fractional shares as described herein. In addition, the total number of shares of Common Stock that may be the subject of future grants under the Equity Plans, as well as any plan limits on the size of such grants will be adjusted and proportionately decreased as a result of the Reverse Stock Split.

Effects of the Reverse Stock Split on Voting Rights. Proportionate voting rights and other rights of the holders of Common Stock would not be affected by the Reverse Stock Split (other than as a result of the treatment of fractional shares). For example, a holder of 1% of the voting power of the outstanding Common Stock immediately prior to the effective time of the Reverse Stock Split would continue to hold 1% of the voting power of the outstanding Common Stock after the Reverse Stock Split (other than as a result of the treatment of fractional shares).

Effects of the Reverse Stock Split on Regulatory Matters. We are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect our obligation to publicly file financial and other information with the SEC.

Effects of the Reverse Stock Split on Authorized Share Capital. The total number of shares of capital stock that we are authorized to issue will not be affected by the Reverse Stock Split and will remain at 310,000,000 shares, consisting of 300,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock.

Effects of the Reverse Stock Split on the Number of Shares of Common Stock Available for Future Issuance. By reducing the number of shares outstanding without reducing the number of shares of available but unissued Common Stock, the Reverse Stock Split will increase the number of authorized but unissued shares. The Board believes the increase is appropriate for use to fund the future operations of us and to effect the Merger.

The issuance of authorized but unissued stock could be used to deter a potential takeover of our company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the desires of our Board. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences, other than in connection with the Merger, including without limitation the support agreements entered into with certain of our stockholders and stockholders of Kalaris and the terms and conditions of the Merger Agreement.

Although the Reverse Stock Split would not have any dilutive effect on our stockholders, the Reverse Stock Split without a reduction in the number of shares authorized for issuance would reduce the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance, giving the Board an effective increase in the authorized shares available for issuance, in its discretion. The Board from time to time may deem it to be in the best interests of us to enter into transactions and other ventures that may include the issuance of shares of Common Stock. If the Board authorizes the issuance of additional shares subsequent to the Reverse Stock Split, the dilution to the ownership interest of our existing stockholders may be greater than would occur had the Reverse Stock Split not been effected.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interest, directly or indirectly, in the matters set forth in this proposal, except to the extent of their ownership of shares of Common Stock and other holdings, such as stock options or restricted stock units.

Treatment of Fractional Shares in the Reverse Stock Split

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders of record who otherwise would be entitled to receive fractional shares because they hold a number of pre-split shares not evenly divisible by the number of pre-split shares for which each post-split share is to be reclassified, will be entitled, upon surrender to the exchange agent of certificates representing such shares, to an amount in cash (without interest and subject to applicable tax withholding) in lieu thereof equal to the fraction of one share to which such stockholder would otherwise be entitled multiplied by the closing price of our Common Stock on the Nasdaq Capital Market on the date on which the effective time of the Reverse Stock Split occurs. Except for the right to receive the cash payment in lieu of fractional shares, stockholders will not have any voting, dividend or other rights with respect to the fractional shares they would otherwise be entitled to receive.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders may reside, where we are domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective date of the Reverse Stock Split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by us or the exchange agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

With respect to awards granted under the Equity Plans, the number of shares of Common Stock issuable thereunder will be rounded down to the nearest whole share of Common Stock, in order to comply with the requirements of Sections 409A and 424 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”).

Determination of the Reverse Stock Split Ratio

The Board believes that stockholder approval of a range of potential Reverse Stock Split ratios is in the best interests of our Company and stockholders because it is not possible to predict market conditions at the time the Reverse Stock Split would be implemented. We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split ratio to be selected by our Board will not be greater than 1-for-25.

The selection of the specific Reverse Stock Split ratio will be based on several factors, including, among other things:

•	our ability to maintain the listing of our Common Stock on The Nasdaq Capital Market;

•	the per share price of our Common Stock immediately prior to the Reverse Stock Split;

•	the expected stability of the per share price of our Common Stock following the Reverse Stock Split;

•	the likelihood that the Reverse Stock Split will result in increased marketability and liquidity of our Common Stock;

•

the expectation that the market price per share of our Common Stock will achieve and maintain the $4.00 minimum bid price requirement for a sufficient period of time for the combined company’s common stock to be approved for listing by Nasdaq;

•	prevailing market conditions;

•	general economic conditions in our industry; and

•	our market capitalization before and after the Reverse Stock Split.

We believe that granting our Board the authority to set the ratio for the Reverse Stock Split is essential because it allows us to take these factors into consideration and to react to changing market conditions. If the Board chooses to implement the Reverse Stock Split, we will make a public announcement regarding the determination of the Reverse Stock Split ratio.

Board Discretion to Effect the Reverse Stock Split

If the Reverse Stock Split Proposal is approved by our stockholders, the Reverse Stock Split will only be effected upon a determination by the Board, in its sole discretion, that filing the Reverse Stock Split Charter Amendment to effect the Reverse Stock Split is in the best interests of our Company and stockholders. This determination by the Board will be based upon a variety of factors, including those discussed under “— Determination of the Reverse Stock Split Ratio” above. We expect that the primary focus of the Board in determining whether or not to file the Reverse Stock Split Charter Amendment will be whether we will be able to obtain and maintain a continued price of at least $1.00 per share of our Common Stock on The Nasdaq Capital Market or whether we will be able to obtain and maintain a continued price of at least $4.00 per share of our Common Stock for a sufficient period of time for the combined company’s common stock to be approved for listing on The Nasdaq Capital Market without effecting the Reverse Stock Split.

Effective Time of the Reverse Stock Split

If the Reverse Stock Split Proposal is approved by our stockholders, the Reverse Stock Split would become effective, if at all, when the Reverse Stock Split Charter Amendment is filed with the office of the Secretary of State of the State of Delaware or at the effective time set forth in the Reverse Stock Split Charter Amendment. However, notwithstanding approval of the Reverse Stock Split Proposal by our stockholders, the Board will have the sole authority to elect whether or not and when to amend our Charter to effect the Reverse Stock Split; provided, however, the implementation of such amendment shall be before January 10, 2026.

Mechanics of the Reverse Stock Split

If the Reverse Stock Split is approved and effected, beginning on the effective date of the Reverse Stock Split, each certificate representing pre-split shares will, until surrendered and exchanged as described below, for all corporate purposes, be deemed to represent, respectively, only the number of post-split shares.

Exchange of Stock Certificates

Shortly after the Reverse Stock Split becomes effective, stockholders will be notified and offered the opportunity at their own expense to surrender their current certificates to our stock transfer agent in exchange for the issuance of new certificates reflecting the Reverse Stock Split in accordance with the procedures to be set forth in a letter of transmittal to be sent by our stock transfer agent. In connection with the Reverse Stock Split, the CUSIP number for the common stock will change from its current CUSIP number. This new CUSIP number will appear on any new stock certificates issued representing post-split shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNLESS AND UNTIL REQUESTED TO DO SO FOLLOWING THE ANNOUNCEMENT OF THE COMPLETION OF THE REVERSE STOCK SPLIT.

Effect on Registered “Book-Entry” Holders of Common Stock

Holders of Common Stock may hold some or all of their Common Stock electronically in book-entry form under the direct registration system for securities. These stockholders will not have stock certificates evidencing their ownership. They are, however, provided with a statement reflecting the number of shares of Common Stock registered in their accounts. If you hold registered Common Stock in book-entry form, you do not need to take any action to receive your post-split shares, if applicable.

Effect on Beneficial Owners of Common Stock

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders in “street name” (i.e., through a bank, broker or other nominee), in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding Common Stock in street name. However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split and making payment for fractional shares. If a stockholder holds shares of Common Stock with a bank, broker or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker or other nominee.

Appraisal Rights

Under the Delaware General Corporation Law, our Charter and our amended and restated bylaws, our stockholders are not entitled to appraisal or dissenter’s rights with respect to the Reverse Stock Split, and we will not independently provide our stockholders with any such rights.

Regulatory Approvals

The Reverse Stock Split will not be consummated, if at all, until after approval of our stockholders is obtained. We are not obligated to obtain any governmental approvals or comply with any state or federal regulations in order to effect the Reverse Stock Split other than the filing of the Reverse Stock Split Charter Amendment with the Secretary of State of the State of Delaware.

Accounting Treatment of the Reverse Stock Split

If the Reverse Stock Split is effected, the par value per share of our Common Stock will remain unchanged at $0.0001. Accordingly, on the effective date of the Reverse Stock Split, the stated capital on our consolidated balance sheets attributable to our Common Stock will be reduced in proportion to the size of the Reverse Stock Split ratio, and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged. Per share net income or loss will be increased because there will be fewer shares of Common Stock outstanding. Any Common Stock held in treasury will be reduced in proportion to the Reverse Stock Split ratio. We do not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of certain material U.S. federal income tax considerations of the Reverse Stock Split applicable to U.S. holders (as defined below). This discussion does not purport to be a complete analysis of all potential tax consequences that may be relevant to a U.S. holder. The effects of U.S. federal tax laws other than U.S. federal income tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue

Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. holder. We have not sought and do not intend to seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a position contrary to that discussed below regarding the tax consequences of the Reverse Stock Split.

This discussion is limited to U.S. holders that hold Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a U.S. holder’s particular circumstances, including the impact of the alternative minimum tax, the rules related to “qualified small business stock” within the meaning of Section 1202 of the Code or the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to U.S. holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	U.S. holders whose functional currency is not the U.S. dollar;

•	persons holding Common Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers or traders in securities;

•	corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell Common Stock under the constructive sale provisions of the Code;

•	persons who hold or received Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation; and tax-qualified retirement plans.

If an entity treated as a partnership for U.S. federal income tax purposes holds Common Stock, the tax treatment of a partner in the partnership will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding Common Stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of U.S. Holder

As used in this discussion, a “U.S. holder” is a beneficial owner of Common Stock that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•

a trust if (1) a U.S. court can exercise primary supervision over the administration of such trust and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person (within the meaning of Section 7701(a)(30) of the Code).

Tax Consequences of the Reverse Stock Split

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. holder of Common Stock generally should not recognize gain or loss upon the Reverse Stock Split, except with respect to cash received in lieu of a fractional share of Common Stock, as discussed below. A U.S. holder’s aggregate tax basis in the shares of Common Stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of the Common Stock surrendered (excluding any portion of such basis that is allocated to any fractional share of Common Stock), and such U.S. holder’s holding period in the shares of Common Stock received should include the holding period in the shares of Common Stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of Common Stock surrendered to the shares of Common Stock received in a recapitalization such as the Reverse Stock Split. U.S. holders of shares of Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

Cash in Lieu of Fractional Shares

A U.S. holder of Common Stock that receives cash in lieu of a fractional share of Common Stock pursuant to the Reverse Stock Split is expected to recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s tax basis allocable to such fractional share of Common Stock. Any such capital gain or loss should be long-term capital gain or loss if the U.S. holder’s holding period in the fractional share of Common Stock surrendered is greater than one year as of the effective date of the Reverse Stock Split.

Information Reporting and Backup Withholding

A U.S. holder of Common Stock may be subject to information reporting and backup withholding on cash paid in lieu of fractional shares in connection with the Reverse Stock Split. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and such holder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with applicable backup withholding tax rules.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against a U.S. holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. holders of Common Stock should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Vote Required

Pursuant to the Delaware General Corporation Law and our organizational documents, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote on the proposal is required to approve the Reverse Stock Split Proposal.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND OUR THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT.

PROPOSAL 2

TO APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE

SPECIAL MEETING TO APPROVE THE REVERSE STOCK SPLIT PROPOSAL

Background of and Rationale for the Adjournment Proposal

The Board believes that, if the number of affirmative votes received from the holders of outstanding shares of Common Stock entitled to vote on the Reverse Stock Split are insufficient to approve the Reverse Stock Split Proposal, it is in the best interests of the stockholders to enable the Board to continue to seek to obtain a sufficient number of additional affirmative votes to approve the Reverse Stock Split Proposal.

In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning the Special Meeting or any adjournment thereof. If our stockholders approve this proposal, we could adjourn the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the Reverse Stock Split Proposal.

Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies indicating that a majority of the outstanding shares of our Common Stock entitled to vote on the Reverse Stock Split Proposal have voted against the Reverse Stock Split Proposal, we could adjourn the Special Meeting without a vote on the Reverse Stock Split Proposal and use the additional time to solicit the holders of those shares to change their vote in favor of the Reverse Stock Split Proposal.

Vote Required

The approval of the Adjournment Proposal requires the affirmative vote of the majority of the votes cast by the holders of our Common Stock present in person (via live webcast) or represented by proxy at the Special Meeting and entitled to vote on the proposal.

Board Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE THE REVERSE STOCK SPLIT PROPOSAL.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Our amended and restated bylaws provide that, for nominations of persons for election to the Board or other proposals to be considered at an annual meeting of our stockholders, a stockholder must give written notice to our Secretary, c/o AlloVir, Inc., PO Box 44, 1661 Massachusetts Avenue, Lexington, MA 02420.

The required notice must be in writing and received by our corporate secretary at our principal executive offices not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the one-year anniversary of the date of the preceding year’s annual meeting, so that it is received by us no earlier than February 6, 2025 and no later than March 8, 2025. Provided, however, that our amended and restated bylaws also provide that in the event the annual meeting is first convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting were held in the preceding year, a stockholder’s notice must be received by our corporate secretary not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Any nomination must include all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in election contests or is otherwise required under Regulation 14A of the Exchange Act, the person’s written consent to be named in the Proxy Statement and to serve as a director if elected and such information as we might reasonably require to determine the eligibility of the person to serve as a director. As to other business, the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of such stockholder (and the beneficial owner) in the proposal. The proposal must be a proper subject for stockholder action. In addition, to make a nomination or proposal, the stockholder must be of record at the time the notice is made and must provide certain information regarding itself (and the beneficial owner), including the name and address, as they appear on our books, of the stockholder proposing such business, the number of shares of our capital stock which are, directly or indirectly, owned beneficially or of record by the stockholder proposing such business or its affiliates or associates (as defined in Rule 12b-2 promulgated under the Exchange Act) and certain additional information.

In addition to the requirements stated above, any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our next annual meeting, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than December 24, 2024. Such proposals must be delivered to our Secretary at AlloVir, Inc., PO Box 44, 1661 Massachusetts Avenue, Lexington, MA 02420. We also encourage you to submit any such proposals via email to ir@allovir.com.

To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than April 7, 2025.

OTHER MATTERS

As of the time of preparation of this proxy statement, neither the Board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Special Meeting and this proxy statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment. In addition, our amended and restated bylaws permit the presiding officer at the Special Meeting to adjourn the meeting in his or her sole discretion.

AVAILABILITY OF CERTAIN DOCUMENTS

The proxy materials for the Special Meeting are available via the Internet at www.proxyvote.com. Stockholders residing in the same household who hold their stock through a bank or broker may receive only one set of proxy materials in accordance with a notice sent earlier by their bank or broker unless we have received contrary instructions from one or more of the stockholders. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household. We will promptly deliver a separate copy of the proxy materials to such stockholders if you make a written or oral request to our corporate secretary at the address above, or by calling (617) 433-2605.

If you hold your shares in “street name” and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker by contacting us at the above address or phone number.

ANNEX A

CERTIFICATE OF AMENDMENT TO

THE THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ALLOVIR, INC.

(Pursuant to Section 242 of the

Delaware General Corporation Law)

AlloVir, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

1.

The name of the Corporation is AlloVir, Inc. The Corporation was originally incorporated under the name ViraCyte, Inc. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was September 17, 2018. The Corporation filed an Amended and Restated Certificate of Incorporation on December 18, 2018. The Corporation filed a Second Amended and Restated Certificate of Incorporation of the Corporation on May 8, 2019, and a Certificate of Amendment of Second Amended and Restated Certificate of Incorporation was filed on May 21, 2019 where the Corporation changed its name to AlloVir, Inc., a Second Certificate of Amendment of Second Amended and Restated Certificate of Incorporation was filed on June 28, 2019, and a Third Certificate of Amendment of Second Amended and Restated Certificate of Incorporation was filed on July 22, 2020. The Corporation filed a Third Amended and Restated Certificate of Incorporation of the Corporation on August 3, 2020, and a Certificate of Amendment of Third Amended and Restated Certificate of Amendment was filed on May 15, 2023.

2.

Pursuant to Section 242 of the DGCL, this Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation (this “Certificate of Amendment”) amends the provisions of the Third Amended and Restated Certificate of Incorporation of the Corporation, as amended (the “Charter”).

3.	This Certificate of Amendment has been approved and duly adopted by the Corporation’s Board of Directors and stockholders in accordance with the provisions of Section 242 of the DGCL.

4.	Upon this Certificate of Amendment becoming effective, the Charter is hereby amended as follows:

ARTICLE IV of the Charter is hereby amended by adding the following new Section C immediately following the existing Section B thereof:

“C. REVERSE STOCK SPLIT

Effective at 4:05 p.m., Eastern Time, on    , 2025 (the “2025 Split Effective Time”), every ( )1 shares of Common Stock issued and outstanding or held by the Corporation as treasury shares as of the 2025 Split Effective Time shall automatically, and without action on the part of the stockholders, be combined, reclassified and changed into one (1) validly issued, fully paid and non-assessable share of Common Stock, without effecting a change to the par value per share of Common Stock, subject to the treatment of fractional interests as described below (the “2025 Reverse Split”). Notwithstanding the immediately preceding sentence, no fractional shares will be issued in connection with the combination effected by the preceding sentence. In lieu of issuing fractional

[1]

Shall be a whole number determined by the Board and publicly announced by the Corporation prior to the 2025 Split Effective Time equal to or greater than fifteen (15) and equal to or less than twenty-five (25) (it being understood that any such whole number within such range shall, together with the remaining provisions of this Certificate of Amendment not appearing in brackets, constitute a separate amendment being approved and adopted by the Board and stockholders in accordance with Section 242 of the General Corporation Law of the State of Delaware).

shares, stockholders of record who otherwise would be entitled to receive fractional shares will be entitled to receive an amount in cash equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of Common Stock on The Nasdaq Capital Market on the date on which the 2025 Split Effective Time occurs. As of the 2025 Split Effective Time and thereafter, a certificate(s) representing shares of Common Stock prior to the 2025 Reverse Split is deemed to represent the number of post-2025 Reverse Split shares into which the pre-2025 Reverse Split shares were reclassified and combined. The 2025 Reverse Split shall also apply to any outstanding securities or rights convertible into, or exchangeable or exercisable for, Common Stock and all references to such Common Stock in agreements, arrangements, documents and plans relating thereto or any option or right to purchase or acquire shares of Common Stock shall be deemed to be references to Common Stock or options or rights to purchase or acquire shares of Common Stock, as the case may be, after giving effect to the 2025 Reverse Split.”

5.	This Certificate of Amendment shall become effective at 4:05 p.m., Eastern Time, on , 2025.

* * * *

IN WITNESS WHEREOF, this Amendment, having been duly adopted in accordance with Section 242 of the DGCL, has been duly executed by a duly authorized officer of the corporation on this    day of      , 2025.

ALLOVIR, INC.

By:
Name: Diana Brainard
Title: Chief Executive Officer

allo vir ALLOVIR, INC. C/O PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting Go to wowna.proxyvote.com or scan the QR Barcode above. VOTE BY INTERNET Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/ALVR2025SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V59844-502590 THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY ALLOVIR, INC. The Board of Directors recommends you vote FOR the following proposals: 1 To approve an amendment to our Third Amended and Restated Certificate e of Incorporation, as amended, to, the “Board”), effect a reverse stock split with respect to our issued and outstanding shares of Common Stock, including any Common Stock held by us as treasury shares, at any time prior to January 10, 2026, at a ratio of not less than 1-for-15 and not greater than 1-for-25 (the “Range”), with the ratio within the Range to be determined at the discretion of the Board without further approval or authorization of our stockholders ithe “Reverse Stock Split and such proposal is referred to as the “Reverse Stock Split Proposal”) the di at at the discretion of our Board rd of of Directors 2. To approve on adjournment of the Special Meeting to a later date or dates, if necessary, to solicit additional proxies if there are not sufficient votes in favor of, or otherwise in connection with, the approval of the Reverse Stock Split Proposal. The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(si If no direction is made, this proxy will be voted FOR items 1 and 2. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion For Against Abstain 0 0 0 Please sign exactly as your namels) appearis) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer Signature (PLEASE SIGN WITHIN BOXI Date Signature Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on [TBD], 2025: The Notice and Proxy Statement is available at www.proxyvote.com. V59845-S02590 ALLOVIR, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF STOCKHOLDERS [TBD], 2025 [TBD] A.M. The stockholder(s) hereby appoint(s) Diana Brainard, Vikas Sinha and Edward Miller, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of AlloVir, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held online at [TBD] am Eastern Time on [TBD], 2025, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL 2. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. CONTINUED AND TO BE SIGNED ON REVERSE SIDE